Exhibit 10.4








                FIRST AMENDMENT TO NABISCO CREDIT AGREEMENT
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AMENDMENT (this "Amendment"), dated as of July 24, 1995, among NABISCO
HOLDINGS CORP., a Delaware corporation ("Holdings"), NABISCO, INC., a New Jersey corporation (the "Borrower") and the lending institutions party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.


                           W I T N E S S E T H :
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          WHEREAS, Holdings, the Borrower and various lending institutions
(the "Banks") are parties to a Credit Agreement, dated as of April 28, 1995 (the "Credit Agreement"); and

          WHEREAS, Holdings, the Borrower and the Banks wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:


I.  Amendments to the Credit Agreement.
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          1.  Section 1.04 of the Credit Agreement is hereby amended by deleting said Section in its entirety and by inserting the following new
Section 1.04 in lieu thereof:

          "1.04  Competitive Bid Borrowings.  (a) Whenever the Borrower
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desires to incur a Competitive Bid Borrowing, it shall deliver to the
Payments Administrator at the Payments Administrator's Office, prior to 11:00 A.M. (New York time) (x) at least four Business Days prior to the date of such proposed Competitive Bid Borrowing in the case of a Spread Borrowing, and (y) at least one Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing, a written notice (a "Notice of Competitive Bid Borrowing"), which notice shall specify in each case (i) the date (which shall be a Business Day) and the aggregate amount of the proposed Competitive Bid Borrowing, (ii) the maturity date for repayment of each and every Compet-itive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may be (A) one, two, three or six months after the date of such Competitive Bid Borrowing in the case of a Spread Borrowing, and (B) between 7 and 180 days, inclusive, after the date of














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such Competitive Bid Borrowing in the case of an Absolute Rate Borrowing, provided that in no event shall the maturity date of any Competitive Bid
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Borrowing be later than the third Business Day preceding the Maturity
Date), (iii) the interest payment date or dates relating thereto, (iv) whether the proposed Competitive Bid Borrowing is to be an Absolute Rate Borrowing or a Spread Borrowing, and if a Spread Borrowing, the Interest Rate Basis, and (v) any other terms to be applicable to such Competitive Bid Borrowing. The Payments Administrator shall promptly notify each Bidder Bank of each such request for a Competitive Bid Borrowing received by it from the Borrower by telecopying to each such Bidder Bank a copy of the related Notice of Competitive Bid Borrowing.

          (b) Each Bidder Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest (which shall be a specified Spread over or under the Interest Rate Basis in the case of a Spread Borrowing or an Absolute Rate in the case of an Absolute Rate Borrowing) specified by such Bank in its sole discretion and determined by such Bank independently of each other Bank, by notifying the Payments Administrator (which shall give prompt notice thereof to the Borrower) before 10:00 A.M. (New York time) on the date (the "Reply Date") which is (x) in the case of an Absolute Rate Borrowing, the date of such proposed Competitive Bid Borrowing and (y) in the case of a Spread Borrowing, three Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Bank would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to Section 1.01(D), exceed such Bank's Commitment), the rate or rates of interest therefor and such Bank's lending office with respect to such Competitive Bid Loan, provided that if the Payments
                                      --------
Administrator in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:30 A.M. (New York time) on the Reply Date. Any Bidder Bank not giving the Payments Administrator the notice specified in the preceding sentence shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing.

          (c) The Borrower shall, in turn, before 11:00 A.M. (New York time) (x) on the Reply Date in the case of a proposed Absolute Rate Borrowing and (y) on the Business Day following the Reply Date in the case of a proposed Spread Borrowing, either:

          (i) cancel such Competitive Bid Borrowing by giving the Payments Administrator notice to such effect, or

          (ii) accept one or more of the offers made by any Bidder Bank or Banks by giving notice (in writing or by telephone confirmed in writing) to the Payments Administrator of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the



























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     Payments Administrator on behalf of such Bidder Bank for such Competi-
     tive Bid Borrowing) to be made by each Bidder Bank as part of such Competitive Bid Borrowing, and reject any remaining offers made by Banks by giving the Payments Administrator notice to that effect, pro-
                                                                       ----
     vided that (x) acceptance of offers may only be made on the basis of
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     ascending Absolute Rates (in the case of an Absolute Rate Borrowing)
     or Spreads (in the case of a Spread Borrowing), commencing with the lowest rate so offered and (y) if offers are made by two or more
     Bidder Banks at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Borrower, the Borrower shall then have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer), as the Borrower may elect in its sole discretion, provided further that in no event shall the aggregate principal amount
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     of the Competitive Bid Loans accepted by the Borrower as part of a
     Competitive Bid Borrowing exceed the amount specified by the Borrower in the related Notice of Competitive Bid Borrowing.

          (d) If the Borrower notifies the Payments Administrator that such Competitive Bid Borrowing is cancelled, the Payments Administrator shall give prompt notice thereof to the Bidder Banks and such Competitive Bid Borrowing shall not be made.

          (e) If the Borrower accepts one or more of the offers made by any Bidder Bank or Banks, the Payments Administrator shall in turn promptly notify (x) each Bidder Bank that has made an offer of the date and aggre-gate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Bank have been accepted by the Borrower and
(y) each Bidder Bank that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing of the amount of each Competitive Bid Loan to be made by such Bidder Bank.

          (f) On the last Business Day of each calendar quarter, the Payments Administrator shall notify the Banks of the aggregate principal amount of Competitive Bid Loans outstanding at such time.".

          2. Section 1.10 of the Credit Agreement is hereby amended by (i) deleting the first sentence thereof in its entirety and inserting the following new sentence in lieu thereof:

     "At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial
     Interest Period applicable































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     thereto) or prior to 11:00 A.M. (New York time) on the third Business
     Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period.";

(ii) inserting the phrase "or a Spread Borrowing priced by reference to the Eurodollar Rate" immediately after the phrase "Eurodollar Loans" appearing in clause (ii) of said Section 1.10 and (iii) inserting the phrase "or a Spread Borrowing priced by reference to the Eurodollar Rate" immediately after the phrase "Eurodollar Loans" appearing in clause (iii) of said
Section 1.10.

          3. Section 8.02(b) of the Credit Agreement is hereby amended by deleting the phrase "the Borrower" the first time such phrase appears therein in its entirety and inserting the word "Holdings" in lieu thereof.

          4. The definition of "Commercial Paper Outstandings" appearing in Section 10 of the Credit Agreement shall be amended by deleting the dollar amount "$1,000,000,000" appearing therein in its entirety and inserting the dollar amount "$1,500,000,000" in lieu thereof.

          5. Section 10 of the Credit Agreement shall be further amended by (i) deleting the definitions "Eurodollar Rate" and "Interest Period" in their entirety and (ii) inserting the following definitions in appropriate alphabetical order:

          "Absolute Rate Borrowing" shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested that the Banks offer to make Competitive Bid Loans at Absolute Rates.

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan (or for a Spread Borrowing priced by reference to the Eurodollar Rate), (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each Reference Bank for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan (or in the case of such Spread Borrowing, the arithmetic average of the offered rates for deposits in U.S. dollars for the applicable Interest Period (or the period closest to such applicable Interest Period) which appear on the Reuters Screen LIBO Page), determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next





























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     whole multiple of  1/16 of 1%) by (ii) a percentage equal to 100%
     minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), provided, that if one or more of the Reference
                          --------
     Banks fails to provide the Payments Administrator with its aforesaid rate for an Interest Period applicable to Eurodollar Loans, then the Eurodollar Rate for such Interest Period shall be determined based on the rate or rates provided to the Payments Administrator by the other Reference Bank or Banks.

          "Interest Period" shall mean with respect to (i) any Revolving Loan constituting a Eurodollar Loan, the interest period applicable thereto as determined pursuant to Section 1.10 and (ii) any Competitive Bid Loan, the period from the date of the making thereof to the maturity date thereof as specified in the respective Notice of Competitive Bid Borrowing.

          "Interest Rate Basis" shall mean the Eurodollar Rate and/or such other basis for determining an interest rate as the Borrower and the Payments Administrator may agree upon from time to time.

          "Spread" shall mean a percentage per annum (rounded to the nearest .0001%) in excess of, or less than, an Interest Rate Basis.

          "Spread Borrowing" shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested the Banks to make Competitive Bid Loans at a Spread over or under a specified Interest Rate Basis."


II.  Miscellaneous Provisions
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          1.  In order to induce the Banks to enter into this Amendment each Credit Party hereby (i) makes each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Amendment Date (as defined below), after giving effect to this Amendment.

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.
































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          3.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Holdings and the Payments Administrator.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective on the date (the "Amendment Date") when each of the Credit Parties and the Banks constituting Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile transmission) the same to White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention: Eric F. Leicht, Esq. (Facsimile No.: (212) 354-8113). In addition, after transmitting its executed signature page as provided above, each of the Banks shall deliver executed hard copies of this Amendment to White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention: Eric F. Leicht, Esq.


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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.



                             NABISCO HOLDINGS CORP.


                             By
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                               Title:




                             NABISCO, INC.


                             By
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                               Title:















































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